Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

Western Union Reports Fourth Quarter and Full Year Results
Full Year Revenue Reaches $5.6 Billion, EPS Increases 11% to $1.59
2015 EPS Outlook Range of $1.58 to $1.65
Company Announces Enhanced Capital Return Program:
24% Dividend Increase and New $1.2 Billion Share Repurchase Authorization
_________________________________________________________

Englewood, Colo., February 10, 2015 - The Western Union Company (NYSE: WU) today reported financial results for the 2014 fourth quarter and full year, and its financial outlook for 2015. The Company also announced that its board of directors declared a substantially-increased quarterly cash dividend of $0.155 per common share and approved a new $1.2 billion three-year share repurchase authorization.

For the 2014 full year, the Company reported a revenue increase of 1%, or 4% on a constant currency basis. Operating margin improved to 20.3% for the year, driven by efficiency initiatives, while earnings per share increased 11% to $1.59 as a result of increased operating profit, a lower effective tax rate, and fewer diluted shares outstanding. Cash flow from operating activities was approximately $1 billion in 2014, with $753 million returned to shareholders through dividends and share repurchases.

“I am pleased with the 2014 results,” said President and Chief Executive Officer Hikmet Ersek. “We returned to revenue growth in the consumer money transfer business, further expanded online and account based capabilities, and exceeded our earnings expectations.”

Ersek added, “We also further enhanced our compliance programs around the world, while at the same time driving margin improvement and generating strong cash flow. Consistent with our ongoing focus on prudent capital allocation, we continued to return the majority of free cash flow to shareholders in 2014. Our confidence in future cash flow generation has allowed us to implement a substantial dividend increase and a new share repurchase authorization.”

Enhanced Capital Return Program

The Western Union board of directors declared a quarterly cash dividend of $0.155 per common share, which represents a 24% increase over the previous quarterly dividend of $0.125 per common share. The dividend is payable March 31, 2015, to stockholders of record at the close of business on March 17, 2015. The board of directors also approved a new $1.2 billion share repurchase authorization, which expires December 31, 2017.

Fourth Quarter 2014 Results

In the fourth quarter, revenues declined 1% compared to the prior year period, or increased 4% on a constant currency basis. The differential between reported and constant currency revenue was the result of depreciation of the Argentine peso, the Euro, and various other major currencies around the world, partially offset by the effect of the Company’s foreign exchange hedging programs.

Consumer-to-Consumer (C2C) revenues declined 2%, or increased 2% constant currency, while transactions increased 2% in the quarter. Westernunion.com C2C revenue increased 19%, including a negative 4% impact from currency, on transaction growth of 27%. Electronic channels revenue, which includes westernunion.com, account based money transfer through banks, and mobile money transfer, increased 17% and represented 6% of total Company revenues in the quarter.

Consumer-to-Business (C2B) revenues grew 4% in the quarter, or 15% constant currency. The differential between reported and constant currency revenue changes in C2B was primarily the result of depreciation of the Argentine peso compared to the prior year period.

Western Union Business Solutions revenues increased 1%, or 5% on a constant currency basis.

Operating margin was 19.6% in the quarter, which compares to 16.8% in the fourth quarter of 2013. The operating margin improvement primarily resulted from cost savings initiatives and lower integration expenses.

Earnings per share increased 35% to $0.42 in the fourth quarter, compared to $0.31 in the prior year period, as a result of increased operating profit, a lower effective tax rate, and fewer diluted shares outstanding.

Executive Vice President and Chief Financial Officer Raj Agrawal added, “Efficiency initiatives helped us generate good profit growth in the fourth quarter, despite some global currency and economic headwinds. Our foreign exchange hedging programs also contributed to offsetting the impact of the stronger dollar in the quarter, and should aid our 2015 results as well.”

Cash flow from operating activities totaled approximately $1.0 billion for the full year, with $753 million returned to shareholders through $488 million of share repurchases and $265 million of dividends. In the fourth quarter, the Company returned $108 million to shareholders through $43 million of share repurchases and $65 million of dividends.

2015 Full Year Outlook

The Company’s outlook for 2015 reflects its continuing focus on key strategic imperatives: strengthening its consumer money transfer business, with an emphasis on online and mobile expansion; expanding the reach and penetration of Business Solutions; and generating and deploying strong cash flow for shareholders.

The outlook also reflects the challenging macroeconomic environment, including the adverse impact on revenue of the appreciation of the U.S. dollar against major currencies around the world and the softening of European and certain other economies; and competitive pressures in the U.S. retail domestic money transfer business.

The Company anticipates foreign currency translation will negatively impact revenues by approximately $300 million compared to 2014 rates. This impact is net of an expected benefit of approximately $70 million from foreign exchange hedges implemented to partially mitigate the effect of major currency movements. Operating margins are expected to benefit from previously implemented cost savings initiatives and the foreign exchange hedges.

The effective tax rate is expected to increase from 12% in 2014 to approximately 13% in 2015.

The Company expects the following outlook for 2015:

Revenue

•	Low single digit constant currency revenue increase

•	Low to mid-single digit GAAP revenue decrease

Operating Profit Margin

•	Operating margin of approximately 21%

Earnings per Share

•	EPS in a range of approximately $1.58 to $1.65

Cash Flow

•
Cash flow from operating activities of approximately $1 billion. The cash flow outlook excludes $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011. Some or all of these payments may occur in 2015.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; and additional measures found in the supplemental tables included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or +1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 5709142.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A replay of the call will be available approximately one hour after the call ends through February 25, 2015, at 1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.). The pass code is 10058568. A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2013. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.
Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including, among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including card associations, card-based payment providers, electronic, mobile and Internet-based services, digital currencies and related protocols, and other innovations in technology and business models; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; adverse rating actions by credit rating agencies; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; changes in tax laws and unfavorable resolution of tax contingencies; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment , such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, or agent and subagent due diligence, registration, and monitoring requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the potential impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations and changes in expectations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of December 31, 2014, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 500,000 agent locations in 200 countries and territories and over 100,000 ATMs and kiosks. In 2014, The Western Union Company completed 255 million consumer-to-consumer transactions worldwide, moving $85 billion of principal between consumers, and 484 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	4Q13	FY2013	1Q14	2Q14	3Q14	4Q14	FY2014
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		0%	(2)%	2%	1%	2%	(1)%	1%
Consolidated revenues (constant currency) - YoY % change	a	1%	(1)%	4%	3%	5%	4%	4%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		(1)%	(3)%	3%	2%	2%	(2)%	1%
Revenues (constant currency) - YoY % change	c	0%	(3)%	4%	3%	4%	2%	3%
Operating margin		20.5%	23.2%	22.9%	22.7%	24.9%	23.1%	23.4%

Transactions (in millions)		64.19	242.34	60.24	63.96	65.31	65.42	254.93
Transactions - YoY % change		9%	5%	9%	6%	5%	2%	5%

Total principal ($ - billions)		$21.5	$82.0	$20.3	$21.8	$22.1	$21.2	$85.4
Principal per transaction ($ - dollars)		$335	$338	$338	$341	$339	$323	$335
Principal per transaction - YoY % change		(2)%	(1)%	(1)%	0%	0%	(4)%	(1)%
Principal per transaction (constant currency) - YoY % change	d	(2)%	(1)%	0%	0%	0%	0%	0%

Cross-border principal ($ - billions)		$19.5	$73.9	$18.3	$19.7	$20.0	$19.2	$77.2
Cross-border principal - YoY % change		8%	4%	8%	7%	5%	(1)%	5%
Cross-border principal (constant currency) - YoY % change	e	8%	4%	9%	6%	5%	2%	6%

Europe and CIS region revenues - YoY % change	j, k	(2)%	(4)%	1%	3%	1%	(5)%	0%
Europe and CIS region transactions - YoY % change	j, k	7%	4%	10%	11%	10%	6%	9%

North America region revenues - YoY % change	j, l	(2)%	(9)%	1%	1%	2%	0%	1%
North America region transactions - YoY % change	j, l	6%	0%	4%	3%	3%	2%	3%

Middle East and Africa region revenues - YoY % change	j, m	0%	0%	4%	6%	3%	(3)%	2%
Middle East and Africa region transactions - YoY % change	j, m	8%	7%	8%	6%	1%	(3)%	3%

APAC region revenues - YoY % change	j, n	(2)%	(3)%	1%	1%	1%	(3)%	0%
APAC region transactions - YoY % change	j, n	11%	6%	8%	3%	0%	(4)%	1%

LACA region revenues - YoY % change	j, o	(4)%	(3)%	(4)%	(13)%	(3)%	(3)%	(6)%
LACA region transactions - YoY % change	j, o	6%	(1)%	6%	0%	2%	2%	3%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	4Q13	FY2013	1Q14	2Q14	3Q14	4Q14	FY2014
westernunion.com region revenues - YoY % change	j, p	34%	24%	45%	31%	21%	19%	28%
westernunion.com region transactions - YoY % change	j, p	64%	65%	55%	46%	34%	27%	39%

International revenues - YoY % change	q	(1)%	(1)%	1%	1%	1%	(4)%	0%
International transactions - YoY % change	q	10%	7%	9%	6%	4%	0%	5%
International revenues - % of C2C segment revenues	q	73%	73%	71%	71%	72%	72%	72%

United States originated revenues - YoY % change	r	0%	(9)%	6%	5%	4%	3%	5%
United States originated transactions - YoY % change	r	9%	2%	8%	6%	6%	5%	6%
United States originated revenues - % of C2C segment revenues	r	27%	27%	29%	29%	28%	28%	28%

Electronic channels revenues - YoY % change	s	32%	25%	36%	27%	21%	17%	24%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		(2)%	1%	(4)%	(5)%	(1)%	4%	(2)%
Revenues (constant currency) - YoY % change	f	5%	6%	7%	8%	11%	15%	10%
Operating margin		15.6%	20.0%	20.2%	16.2%	15.4%	14.2%	16.5%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		8%	7%	7%	0%	4%	1%	3%
Revenues (constant currency) - YoY % change	g	12%	9%	10%	0%	3%	5%	4%
Operating margin		(10.6)%	(6.9)%	(3.6)%	(3.4)%	(0.2)%	(4.9)%	(3.0)%
Depreciation and amortization ($ - millions)		$13.5	$59.6	$14.9	$14.8	$13.7	$12.7	$56.1
TGBP integration expense ($ - millions)	t	$5.4	$19.3	$—	$—	$—	$—	$—

% of Total Company Revenue
Consumer-to-Consumer segment revenues		81%	80%	80%	81%	80%	80%	80%
Consumer-to-Business segment revenues		10%	11%	11%	10%	11%	11%	11%
Business Solutions segment revenues		7%	7%	7%	7%	7%	7%	7%
Consumer-to-Consumer region revenues:
Europe and CIS revenues	j, k	22%	21%	21%	22%	21%	21%	21%
North America revenues	j, l	18%	19%	19%	19%	19%	19%	19%
Middle East and Africa revenues	j, m	16%	16%	16%	16%	16%	16%	16%
APAC revenues	j, n	12%	12%	12%	12%	12%	11%	12%
LACA revenues	j, o	9%	9%	8%	8%	8%	9%	8%
westernunion.com revenues	j, p	4%	3%	4%	4%	4%	4%	4%
Electronic channels revenues	s	5%	5%	6%	6%	6%	6%	6%

* See page 13 of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Revenues:
Transaction fees	$1,025.9	$1,041.6	(2)%	$4,083.6	$4,065.8	0%
Foreign exchange revenues	352.1	349.9	1%	1,386.3	1,348.0	3%
Other revenues	31.9	30.4	5%	137.3	128.2	7%
Total revenues	1,409.9	1,421.9	(1)%	5,607.2	5,542.0	1%
Expenses:
Cost of services	831.9	845.7	(2)%	3,297.4	3,235.0	2%
Selling, general and administrative	301.9	337.8	(11)%	1,169.3	1,199.6	(3)%
Total expenses	1,133.8	1,183.5	(4)%	4,466.7	4,434.6	1%
Operating income	276.1	238.4	16%	1,140.5	1,107.4	3%
Other income/(expense):
Interest income	2.1	3.7	(43)%	11.5	9.4	22%
Interest expense	(42.4)	(49.9)	(15)%	(176.6)	(195.6)	(10)%
Derivative losses, net	(0.1)	(0.7)	(a)	(2.2)	(1.3)	(a)
Other income/(expense), net	0.2	1.3	(a)	(5.0)	7.0	(a)
Total other expense, net	(40.2)	(45.6)	(12)%	(172.3)	(180.5)	(5)%
Income before income taxes	235.9	192.8	22%	968.2	926.9	4%
Provision for income taxes	14.4	19.4	(26)%	115.8	128.5	(10)%
Net income	$221.5	$173.4	28%	$852.4	$798.4	7%
Earnings per share:
Basic	$0.42	$0.31	35%	$1.60	$1.43	12%
Diluted	$0.42	$0.31	35%	$1.59	$1.43	11%
Weighted-average shares outstanding:
Basic	522.8	551.2		533.4	556.6
Diluted	526.9	555.0		536.8	559.7

Cash dividends declared per common share	$0.125	$0.125	0%	$0.50	$0.50	0%

__________
(a) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	December 31,
	2014	2013
Assets
Cash and cash equivalents (a)	$1,783.2	$2,073.1
Settlement assets	3,313.7	3,270.4
Property and equipment, net of accumulated depreciation of
$478.5 and $428.6, respectively	206.4	209.9
Goodwill	3,169.2	3,172.0
Other intangible assets, net of accumulated amortization of
$820.0 and $672.3, respectively	748.1	833.8
Other assets	669.8	562.1
Total assets	$9,890.4	$10,121.3
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$600.4	$638.9
Settlement obligations	3,313.7	3,270.4
Income taxes payable	166.3	216.9
Deferred tax liability, net	305.0	319.2
Borrowings	3,720.4	4,213.0
Other liabilities	484.2	358.2
Total liabilities	8,590.0	9,016.6

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
521.5 shares and 548.8 shares issued and outstanding as of
December 31, 2014 and 2013, respectively	5.2	5.5
Capital surplus	445.4	390.9
Retained earnings	968.7	877.3
Accumulated other comprehensive loss	(118.9)	(169.0)
Total stockholders' equity	1,300.4	1,104.7
Total liabilities and stockholders' equity	$9,890.4	$10,121.3

__________
(a) Approximately $950 million was held by entities outside of the United States as of December 31, 2014.

THE WESTERN UNION COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Year Ended December 31,
	2014	2013
Cash Flows From Operating Activities
Net income	$852.4	$798.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	66.6	64.2
Amortization	205.3	198.6
Deferred income tax benefit	(26.8)	(39.3)
Other non-cash items, net	49.5	53.3
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(31.1)	(55.4)
Accounts payable and accrued liabilities	(29.4)	81.1
Income taxes payable	(39.3)	3.4
Other liabilities	(1.3)	(15.7)
Net cash provided by operating activities	1,045.9	1,088.6
Cash Flows From Investing Activities
Capitalization of contract costs	(73.1)	(119.3)
Capitalization of purchased and developed software	(38.1)	(41.8)
Purchases of property and equipment	(67.8)	(80.2)
Purchases of non-settlement related investments	—	(100.0)
Proceeds from sale of non-settlement related investments	100.2	—
Acquisition of business	(10.6)	—
Net cash used in investing activities	(89.4)	(341.3)
Cash Flows From Financing Activities
Proceeds from exercise of options	14.2	28.9
Cash dividends paid	(265.2)	(277.2)
Common stock repurchased	(495.4)	(399.7)
Net proceeds from issuance of borrowings	—	497.3
Principal payments on borrowings	(500.0)	(300.0)
Net cash used in financing activities	(1,246.4)	(450.7)
Net change in cash and cash equivalents	(289.9)	296.6
Cash and cash equivalents at beginning of year	2,073.1	1,776.5
Cash and cash equivalents at end of year	$1,783.2	$2,073.1

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$855.1	$877.0	(2)%	$3,421.8	$3,396.1	1%
Foreign exchange revenues	255.0	256.8	(1)%	998.9	981.3	2%
Other revenues	15.2	12.7	20%	65.1	56.2	16%
Total Consumer-to-Consumer	1,125.3	1,146.5	(2)%	4,485.8	4,433.6	1%
Consumer-to-Business (C2B):
Transaction fees	148.6	142.1	5%	572.7	579.1	(1)%
Foreign exchange and other revenues	6.7	7.4	(9)%	26.1	29.4	(11)%
Total Consumer-to-Business	155.3	149.5	4%	598.8	608.5	(2)%
Business Solutions (B2B):
Foreign exchange revenues	90.6	90.6	0%	363.1	355.5	2%
Transaction fees and other revenues	10.6	9.6	10%	41.5	37.4	11%
Total Business Solutions	101.2	100.2	1%	404.6	392.9	3%
Other:
Total revenues	28.1	25.7	9%	118.0	107.0	10%
Total consolidated revenues	$1,409.9	$1,421.9	(1)%	$5,607.2	$5,542.0	1%
Operating income/(loss):
Consumer-to-Consumer	$259.8	$234.9	11%	$1,050.4	$1,030.4	2%
Consumer-to-Business	22.1	23.3	(5)%	98.7	121.9	(19)%
Business Solutions (a)	(5.0)	(10.7)	(b)	(12.1)	(27.0)	(b)
Other	(0.8)	(9.1)	(b)	3.5	(17.9)	(b)
Total consolidated operating income	$276.1	$238.4	16%	$1,140.5	$1,107.4	3%
Operating income/(loss) margin:
Consumer-to-Consumer	23.1%	20.5%	2.6%	23.4%	23.2%	0.2%
Consumer-to-Business	14.2%	15.6%	(1.4)%	16.5%	20.0%	(3.5)%
Business Solutions	(4.9)%	(10.6)%	5.7%	(3.0)%	(6.9)%	3.9%
Total consolidated operating income margin	19.6%	16.8%	2.8%	20.3%	20.0%	0.3%
Depreciation and amortization:
Consumer-to-Consumer	$49.9	$46.2	8%	$191.5	$179.4	7%
Consumer-to-Business	4.9	3.6	36%	17.3	15.8	9%
Business Solutions	12.7	13.5	(6)%	56.1	59.6	(6)%
Other	2.0	1.6	25%	7.0	8.0	(13)%
Total consolidated depreciation and amortization	$69.5	$64.9	7%	$271.9	$262.8	3%

__________
(a)	Business Solutions operating loss includes TGBP integration expense of $5.4 million and $19.3 million for the three and twelve months ended December 31, 2013, respectively.
(b)	Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below.
All adjusted year-over-year changes were calculated using prior year reported amounts.

		4Q13	FY2013	1Q14	2Q14	3Q14	4Q14	FY2014
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,421.9	$5,542.0	$1,350.8	$1,405.6	$1,440.9	$1,409.9	$5,607.2
	Foreign currency translation impact (h)	23.9	70.3	32.5	26.3	35.0	63.7	157.5
	Revenues, constant currency adjusted	$1,445.8	$5,612.3	$1,383.3	$1,431.9	$1,475.9	$1,473.6	$5,764.7
	Prior year revenues, as reported (GAAP)	$1,424.7	$5,664.8	$1,325.4	$1,385.9	$1,408.8	$1,421.9	$5,542.0
	Revenue change, as reported (GAAP)	0%	(2)%	2%	1%	2%	(1)%	1%
	Revenue change, constant currency adjusted	1%	(1)%	4%	3%	5%	4%	4%

(b)	Operating income, as reported (GAAP)	$238.4	$1,107.4	$272.0	$278.3	$314.1	$276.1	$1,140.5
	Reversal of depreciation and amortization	64.9	262.8	67.2	68.4	66.8	69.5	271.9
	EBITDA (i)	$303.3	$1,370.2	$339.2	$346.7	$380.9	$345.6	$1,412.4
	Operating income margin, as reported (GAAP)	16.8%	20.0%	20.1%	19.8%	21.8%	19.6%	20.3%
	EBITDA margin (i)	21.3%	24.7%	25.1%	24.7%	26.4%	24.5%	25.2%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q13	FY2013	1Q14	2Q14	3Q14	4Q14	FY2014
	Consumer-to-Consumer Segment
(c)	Revenues, as reported (GAAP)	$1,146.5	$4,433.6	$1,077.5	$1,132.1	$1,150.9	$1,125.3	$4,485.8
	Foreign currency translation impact (h)	10.2	29.6	12.5	7.5	17.9	42.8	80.7
	Revenues, constant currency adjusted	$1,156.7	$4,463.2	$1,090.0	$1,139.6	$1,168.8	$1,168.1	$4,566.5
	Prior year revenues, as reported (GAAP)	$1,153.2	$4,584.3	$1,050.2	$1,108.8	$1,128.1	$1,146.5	$4,433.6
	Revenue change, as reported (GAAP)	(1)%	(3)%	3%	2%	2%	(2)%	1%
	Revenue change, constant currency adjusted	0%	(3)%	4%	3%	4%	2%	3%

(d)	Principal per transaction, as reported ($ - dollars)	$335	$338	$338	$341	$339	$323	$335
	Foreign currency translation impact (h) ($ - dollars)	—	1	2	(2)	—	12	3
	Principal per transaction, constant currency adjusted ($ - dollars)	$335	$339	$340	$339	$339	$335	$338
	Prior year principal per transaction, as reported ($ - dollars)	$341	$343	$341	$340	$339	$335	$338
	Principal per transaction change, as reported	(2)%	(1)%	(1)%	0%	0%	(4)%	(1)%
	Principal per transaction change, constant currency adjusted	(2)%	(1)%	0%	0%	0%	0%	0%

(e)	Cross-border principal, as reported ($ - billions)	$19.5	$73.9	$18.3	$19.7	$20.0	$19.2	$77.2
	Foreign currency translation impact (h) ($ - billions)	—	0.1	0.1	(0.1)	—	0.8	0.8
	Cross-border principal, constant currency adjusted ($ - billions)	$19.5	$74.0	$18.4	$19.6	$20.0	$20.0	$78.0
	Prior year cross-border principal, as reported ($ - billions)	$18.0	$71.3	$16.9	$18.5	$19.0	$19.5	$73.9
	Cross-border principal change, as reported	8%	4%	8%	7%	5%	(1)%	5%
	Cross-border principal change, constant currency adjusted	8%	4%	9%	6%	5%	2%	6%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q13	FY2013	1Q14	2Q14	3Q14	4Q14	FY2014
	Consumer-to-Business Segment
(f)	Revenues, as reported (GAAP)	$149.5	$608.5	$147.2	$145.9	$150.4	$155.3	$598.8
	Foreign currency translation impact (h)	10.2	31.6	16.6	18.8	18.1	16.6	70.1
	Revenues, constant currency adjusted	$159.7	$640.1	$163.8	$164.7	$168.5	$171.9	$668.9
	Prior year revenues, as reported (GAAP)	$152.1	$603.9	$153.7	$153.0	$152.3	$149.5	$608.5
	Revenue change, as reported (GAAP)	(2)%	1%	(4)%	(5)%	(1)%	4%	(2)%
	Revenue change, constant currency adjusted	5%	6%	7%	8%	11%	15%	10%

	Business Solutions Segment
(g)	Revenues, as reported (GAAP)	$100.2	$392.9	$99.4	$98.2	$105.8	$101.2	$404.6
	Foreign currency translation impact (h)	3.1	8.0	2.7	(0.3)	(1.6)	3.7	4.5
	Revenues, constant currency adjusted	$103.3	$400.9	$102.1	$97.9	$104.2	$104.9	$409.1
	Prior year revenues, as reported (GAAP)	$92.6	$367.4	$92.8	$98.3	$101.6	$100.2	$392.9
	Revenue change, as reported (GAAP)	8%	7%	7%	0%	4%	1%	3%
	Revenue change, constant currency adjusted	12%	9%	10%	0%	3%	5%	4%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(h)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

(i)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Other notes:
(j)
Geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region. For money transfers initiated through the Company’s websites (“westernunion.com”), 100% of the revenue and transactions are attributed to westernunion.com.

(k)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(l)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(m)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(n)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(o)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(p)	Represents transactions initiated on westernunion.com which are primarily paid out at Western Union agent locations in the respective regions.
(q)	Represents transactions between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.
(r)	Represents transactions originated in the United States, including intra-country transactions.
(s)	Represents revenue generated from electronic channels, which include westernunion.com, account based money transfer and mobile money transfer (included in the various segments).
(t)
TGBP integration expense consists of severance and other benefits, retention, direct and incremental expense consisting of facility relocation, consolidation and closures; IT systems integration; amortization of a transitional trademark license; and other expenses such as training, travel and professional fees. Integration expense does not include costs related to the completion of the TGBP acquisition.